UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

CoreCivic, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

 (615) 263-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 11, 2023, CoreCivic, Inc., a Maryland corporation (the “Company”), entered into a Fourth Amended and Restated Credit Agreement dated as of October 11, 2023, by and among the Company, as Borrower, certain lenders party thereto from time to time, and Alter Domus Products Corp., as Administrative Agent for the lenders (the “New Bank Credit Facility”). The New Bank Credit Facility effectively replaces the Company’s Third Amended and Restated Credit Agreement dated May 12, 2022.

New Bank Credit Facility

The New Bank Credit Facility is in the aggregate principal amount of $400 million, consisting of a $125 million term loan and a $275 million revolving credit facility that has a $25 million sublimit for swingline loans and a $100 million sublimit for the issuance of standby letters of credit. In addition, the Company has an option to increase the availability under the revolving credit facility and to request term loans from the lenders in an aggregate amount not to exceed the greater of (a) $200 million and (b) 50% of consolidated EBITDA for the most recently ended four-quarter period, subject to, among other things, the receipt of commitments for the increased amount. The New Bank Credit Facility matures on October 11, 2028.

Collateral and Guarantees

The loans and other obligations under the New Bank Credit Facility are guaranteed by each of the Company’s domestic restricted subsidiaries.

The Company’s obligations under the New Bank Credit Facility and the guarantees are secured by, among other things:

•
the capital stock (or other ownership interests) of the Company’s domestic restricted subsidiaries, subject to customary exclusions, and 65% of the capital stock (or other ownership interests) of the Company’s “first-tier” foreign subsidiaries;

•	the accounts receivable of the Company and its domestic restricted subsidiaries; and

•	substantially all of the deposit accounts of the Company and its domestic restricted subsidiaries.

Should (a) the consolidated total leverage equal or exceed 4.25 to 1.00 or (b) the Company incur certain debt above a specified threshold, certain intangible assets and unencumbered real estate assets that meet a 50% loan-to-value requirement are required to be added as collateral.

Interest and Fees

The Company’s borrowings under the New Bank Credit Facility, other than the swingline loans, bear interest at rates that, at the Company’s option, can be either:

•
a base rate defined as the greatest of (a) the U.S. “prime rate” last quoted by The Wall Street Journal (or another national publication selected by the Administrative Agent), (b) the federal funds rate (as published by the Federal Reserve Bank of New York), plus 0.50%, (c) the daily secured overnight financing rate as currently published on the website of the Federal Reserve Bank of New York (“SOFR”) plus 1%, and (d) 1%, plus, in each case, an applicable margin that varies with the Company’s consolidated total leverage ratio.

•
a term SOFR rate defined as the greater of (a)(i) the forward-looking term rate based on SOFR determined as of the reference time for such interest period with a term equivalent to such interest period plus (ii) a term SOFR adjustment equal to 0.10% per annum and (b) zero, plus, in each case, an applicable margin that varies with the Company’s consolidated total leverage ratio.

The Company’s borrowings under the swingline loans bear interest at the base rate plus the applicable margin.

The initial applicable margin for base rate loans is 2.25%, and the initial applicable margin for SOFR loans is 3.25%. The applicable margins will be adjusted quarterly, in each case ten (10) business days after the Administrative Agent’s (as defined in the New Credit Agreement) receipt of the Company’s quarterly financial statements.

Interest on base rate loans is payable quarterly in arrears, and interest on SOFR loans is payable at the end of each interest period, and in the case of interest periods longer than three months, quarterly.

The Company is also required to pay a commitment fee on the difference between committed amounts under the revolving credit facility and amounts other than swingline loans actually used under the revolving credit facility, which fee initially is 0.45% per annum, subject to adjustment in the same manner as the applicable margins for interest rates.

Certain Covenants

The New Bank Credit Facility requires the Company to meet certain financial tests, including, without limitation:

•	a consolidated total leverage ratio (i.e., consolidated total debt net of unrestricted cash and cash equivalents divided by consolidated EBITDA) of not more than 4.50 to 1.00;

•	a consolidated secured leverage ratio of not more than 2.50 to 1.00 (i.e., consolidated secured debt net of unrestricted cash and cash equivalents divided by consolidated EBITDA); and

•	a consolidated fixed charge coverage ratio (i.e., consolidated EBITDA divided by consolidated fixed charges) of not less than 1.75 to 1.00.

In addition, the New Bank Credit Facility contains certain customary affirmative and negative covenants.

Events of Default

The New Bank Credit Facility contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, certain events under the Employee Retirement Income Security Act of 1974, judgments in excess of specified amounts and change in control.

Certain of the lenders under the New Bank Credit Facility or their affiliates have provided, and may in the future provide, certain commercial banking, financial advisory, and investment banking services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they receive customary fees and commissions.

The foregoing description of the New Bank Credit Facility does not purport to be complete and is qualified in its entirety by reference to the New Bank Credit Facility, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

A copy of the press release announcing the Company’s entry into the New Bank Credit Facility is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Fourth Amended and Restated Credit Agreement, dated October 11, 2023.

99.1	Press Release, dated October 12, 2023.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document.

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided on a supplemental basis to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2023	CORECIVIC, INC.
	By:	/s/ David M. Garfinkle
David M. Garfinkle
Executive Vice President and Chief Financial Officer